Exhibit 99.1

Ultratech Announces Fourth Quarter and Year-End 2010 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--January 27, 2011--Ultratech, Inc. (Nasdaq: UTEK), today announced unaudited results for the three-month and one-year periods ended December 31, 2010.

For the fourth quarter of fiscal 2010, Ultratech reported net sales of $43.6 million as compared to $26.6 million during the fourth quarter of fiscal 2009. Ultratech’s net income for the fourth quarter of 2010 was $6.3 million, or $0.25 per share (diluted), as compared to net income of $1.4 million, or $0.06 per share (diluted) for the same quarter last year. Ultratech’s net sales for the year ended December 31, 2010 were $140.6 million, as compared to $95.8 million for fiscal 2009. Ultratech posted net income for the year ended December 31, 2010 of $16.8 million, or $0.67 per share (diluted), as compared to net income of $2.1 million, or $0.09 per share (diluted) in fiscal 2009.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “Robust product demand in each of our major end markets, certain geographies and product offerings, coupled with solid execution by the company resulted in strong financial results in the fourth quarter. During the quarter, we introduced the LSA100L, a new dual-beam laser spike anneal system for leading-edge logic devices. With this new system introduction, Ultratech continues its commitment to develop cost-effective, advanced technology solutions that are designed to enable the realization of the technology and extend the served market for middle-of-line product roadmaps of its customers worldwide.”

“Ultratech ended a very strong year by delivering results that exceeded expectations," continued Zafiropoulo. “The company is executing at a high level and delivering growth in financial performance. Our focus on operational and financial excellence gives us the confidence that we can adequately fund the necessary investments in technology while enhancing our return to investors.”

“As we look to the future, Ultratech’s market leadership, customer focus and the breadth of our technologies, including advanced packaging flip-chip lithography solutions, high-brightness LEDs low cost lithography products, and our low cost-of-ownership laser spike anneal millisecond annealing systems, we believe, position the company to capitalize on industry growth and to deliver strong financial performance as we progress through the cycle. Of course, the driving force behind our success is our strong support and collaboration of our customers and business partners as well as the execution of our worldwide workforce,” concluded Zafiropoulo.

At December 31, 2010, Ultratech had $184 million in cash, cash equivalents and short-term investments. Working capital was $217 million and stockholders’ equity was $9.36 per share based on 24,739,040 total shares outstanding December 31, 2010.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time on Thursday, January 27, 2011. To listen to the call over the internet or to obtain dial-in information for the call, please go to the investor relations section of the Ultratech website at http://ir.ultratech.com.

If you are unable to attend the live conference call, a replay will be available on Ultratech’s website. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, February 3, 2011. You may access the telephone replay by dialing 800-642-1687 for domestic callers, 706-645-9291 for international callers and entering access code: 37341048.

Profile

Ultratech, Inc. (Nasdaq: UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, the company's market-leading advanced lithography products deliver high throughput and production yields at a low, overall cost of ownership for bump packaging of integrated circuits and high-brightness LEDs (HB-LEDs). A pioneer of laser processing, Ultratech developed laser spike anneal technology, which increases device yield, improves transistor performance and enables the progression of Moore’s Law for 45-nm and below production of state-of-the-art consumer electronics. Visit Ultratech online at: www.ultratech.com.

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as “anticipates,” “expects,” “thinks,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to timing, delays, deferrals and cancellations of orders by customers, including as a result of semiconductor manufacturing capacity as well as our customers' financial condition and demand for semiconductors; demand for consumer devices; industry growth within the company’s served markets; continued delivery of financial performance and value; cyclicality in the semiconductor and nanotechnology industries; general economic and financial market conditions including impact on capital spending, as well as difficulty in predicting changes in such conditions; rapid technological change and the importance of timely product introductions; customer concentration; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes in pricing by us, our competitors or suppliers; international sales and operations; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; effect of capital market fluctuations on our investment portfolio; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon our achieving and maintaining profitability and the market price of our stock; mix of products sold; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; changes to financial accounting standards; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech’s SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2009 and Quarterly Report on Form 10Q for the quarter ended October 2, 2010. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to affect any event or circumstance that may arise after the date of this release.

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31	December 31	December 31	December 31
(In thousands, except per share amounts)	2010	2009	2010	2009
Total net sales*	$43,612	$26,623	$140,603	$95,813
Cost of sales:
Cost of products sold	17,427	10,462	56,435	38,813
Cost of services	3,773	3,259	12,527	12,010
Total cost of sales	21,200	13,721	68,962	50,823
Gross profit	22,412	12,902	71,641	44,990
Operating expenses:
Research, development and engineering	5,296	4,551	19,906	18,759
Selling, general, and administrative	10,103	7,147	34,194	27,333
Operating income	7,013	1,204	17,541	(1,102)
Interest expense	(14)	(5)	(15)	288
Interest and other income, net	137	152	425	2,873
Income before income taxes	7,136	1,351	17,951	2,059
Provision (benefit) for income taxes	822	(33)	1,170	(70)
Net income	$6,314	$1,384	$16,781	$2,129
Earnings per share - basic:
Net income	$0.25	$0.06	$0.69	$0.09
Number of shares used in per share calculations - basic	24,879	23,801	24,468	23,690
Earnings per share - diluted:
Net income	$0.25	$0.06	$0.67	$0.09
Number of shares used in per share calculations - diluted	25,618	24,191	25,043	23,852

* Systems sales	$36,208	$20,301	$112,824	$70,022
Parts sales	2,999	2,062	11,802	10,518
Service sales	4,280	4,135	15,602	15,066
License sales	125	125	375	207
Total sales	$43,612	$26,623	$140,603	$95,813

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31	December 31
(In thousands )	2010	2009*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$184,290	$160,341
Accounts receivable	32,825	31,426
Inventories	37,088	25,881
Prepaid expenses and other current assets	7,777	4,163
Total current assets	261,980	221,811

Equipment and leasehold improvements, net	14,835	9,841
Other assets	4,479	2,929

Total assets	$281,294	$234,581

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$6,000	$6,000
Accounts payable	13,154	7,112
Deferred product and service income	13,641	8,846
Other current liabilities	12,028	6,720
Total current liabilities	44,823	28,678

Other liabilities	4,822	5,935

Stockholders' equity	231,649	199,968

Total liabilities and stockholders' equity	$281,294	$234,581

* The balance sheet as of December 31, 2009 has been derived from the audited financial statements as of that date.

(UTEK-F)

CONTACT:
Ultratech, Inc.
Bruce R. Wright, 408-321-8835
Senior Vice President & CFO
or
Laura Rebouché, 408-321-8835
Vice President of Investor Relations
Fax: 408-577-3379
lrebouche@ultratech.com